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                                                                   EXHIBIT 10LL


                              INDEMNITY AGREEMENT


AGREEMENT, effective as of _____________________________, between BellSouth Corporation, a Georgia corporation (the "Corporation"), and
____________________________________ (the "Indemnitee").

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment; and

WHEREAS, the Corporation wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent provided by law and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Corporation's directors' and officers' liability insurance policies;

NOW, THEREFORE, in consideration of the premises and Indemnitee's continuing to serve the Corporation directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.       INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

         (a) INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. Subject to the limitations set forth herein, the Corporation shall hold harmless and indemnify Indemnitee in connection with any Claim as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Corporation, against any and all Expenses and Losses, and shall advance any and all Expenses to Indemnitee within two (2) business days of the date a request is presented in writing to the Corporation. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses and Losses but not the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

         (b) SPECIFIC LIMITATIONS OF INDEMNIFICATION. Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification and shall reimburse the Corporation for all such amounts theretofore paid to the extent that a Reviewing Party has determined that the Expenses or Losses for which indemnification is sought out of or were based upon a Claim attributable to any of the following: (i) the appropriation by Indemnitee, in violation of Indemnitee's duties, of any business opportunity of the Corporation;
         (ii) an act or


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         omission by Indemnitee not in good faith or which involves intentional misconduct or a knowing violation of law; (iii) an act by Indemnitee for which Indemnitee would otherwise be liable under Section 154 of the Georgia Business Corporation Code or any successor provision; or
         (iv) any transaction from which Indemnitee derived an improper personal benefit.

         If any Reviewing Party determines that Indemnitee would not be permitted to be indemnified (in whole or in part) under this Agreement, Indemnitee shall have the right to commence litigation to enforce such indemnification rights without prejudice by virtue of such determination. The Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification. If such litigation is not commenced by Indemnitee, the determination by the Reviewing Party shall be conclusive and binding on the Corporation and Indemnitee.

         If Indemnitee has commenced such legal proceedings, Indemnitee shall not be required to make reimbursement to the Corporation and may continue to be entitled to further expense advances, at the discretion of the court, until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed.

         (c) SELECTION OF SPECIAL, INDEPENDENT COUNSEL. In the event that all of the directors are parties to or interested in the Claim or if there has been a change in control, then only special, independent counsel may act as a Reviewing Party. Such counsel shall be selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), and shall not otherwise have performed services for the Corporation or Indemnitee. In the event that Indemnitee and the Corporation are unable to agree on the selection, then such special, independent counsel shall be selected by lot in the presence of Indemnitee (and legal counsel) from among at least five law firms in the State of Georgia having a rating of "av" or better in the then current Martindale-Hubbell Law Directory.

         The Corporation agrees to pay the reasonable fees of the special, independent counsel and fully indemnify such counsel against any and all Expenses and Losses arising out of or relating to its engagement pursuant hereto.

2.       INSURANCE.

         To the extent the Corporation maintains an insurance policy providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy, in accordance with its terms, to the maximum extent of the coverage available for any Corporation director or officer.


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3.       LETTER OF CREDIT.

         In order to secure the obligations of the Corporation to indemnify and advance Expenses to Indemnitee pursuant to this Agreement, the Corporation shall obtain and maintain for the benefit of Indemnitee for a period of five years from the time of any Change in Control an irrevocable standby letter of credit naming Indemnitee as the sole beneficiary (the "Letter of Credit"). The Letter of Credit shall be an appropriate amount not less than $1,000,000 issued by a financial institution having assets in excess of $100,000,000 and containing terms and conditions reasonably acceptable to Indemnitee. The Letter of Credit shall provide that Indemnitee may from time to time draw certain amounts thereunder, upon written certification by Indemnitee to the issuer of the Letter of Credit that (a) Indemnitee has made a written request upon the Corporation for an amount not less than the amount he is drawing under the Letter of Credit and that the Corporation has failed or refused to provide him with such amount in full within thirty (30) days after receipt of request, or to advance expenses within two (2) days after receipt of request, (b) Indemnitee believes that he or she is entitled under the terms of this Agreement to the amount which he or she is drawing under the Letter of Credit, and (c) a Reviewing Party has not determined that the Indemnitee is not entitled to Indemnification under this Agreement. The issuance of the Letter of Credit shall not in any way diminish the Corporation's obligation to indemnify Indemnitee against Expenses and Losses to the full extent required by this Agreement.

4.       DEFINITIONS.

         (a) CHANGE IN CONTROL: shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(c) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the Shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation's then outstanding voting securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors who either were directors at the beginning of the two-


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         year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

         (b) CLAIM: is any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Corporation or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding, whether civil, criminal, administrative, investigative or other, arising in connection with any event or occurrence related to the Indemnitee's capacity as a director or officer of the Corporation, or service at the request of the Corporation as a director, officer, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or enterprise.

         (c) EXPENSES: include attorney's fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim.

         (d) LOSSES: are any judgments, fines, penalties and amounts paid in settlement or discharge, including all interest assessments and other charges paid or payable in connection therewith of a Claim, and for which the Indemnitee has not been otherwise reimbursed.

         (e) REVIEWING PARTY: shall mean (i) the directors of the Corporation that are not parties to or interested in the Claim provided there shall be two independent directors, or (ii) special, independent counsel.

5.       NO MODIFICATION.

         No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6.       NOTIFICATION AND DEFENSE OF CLAIM.

         Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding which may constitute a Claim hereunder, Indemnitee will, if a Claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, whereupon:


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         (a)      the Corporation will be entitled to participate therein at its own expense;

         (b) except as otherwise provided below, the Corporation will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee, unless Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such action. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized or is not permitted to be undertaken by the Corporation, or (ii) the Corporation shall not in fact have employed counsel to assume such defense; and

         (c) the Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

7.       NON-EXCLUSIVITY.

         The rights of the Indemnitee hereunder shall not be deemed exclusive of any other substantive or procedural rights or presumptions under the Corporation's By-laws or the Georgia Business Corporation Code or otherwise, and to the extent that during the period of this Agreement the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided thereunder or under this Agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights.

8.       BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs and personal and legal representatives.


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9.       SEVERABILITY.

         The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

10.      GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

                  Executed this ________ day of ______________, _____.


                  BELLSOUTH CORPORATION

                  By
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                  By                                , Indemnitee
                     -------------------------------


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